Exhibit 99.1

ITALK INC. ENGAGES LEADING DIGITAL MARKETING AGENCY EXPERIENCE ADVERTISING, INC.

Ft. Lauderdale, Florida, April 26, 2013 - iTalk Inc. (OTCQB: TALK) (OTCBB: TALK) ("iTalk" or the "Company") is pleased to announce today that it has engaged the services of Experience Advertising, Inc., one of the nation's premier and accredited digital marketing firms.

"We plan to work directly with the team of experts at Experience Advertising to ramp up our online marketing efforts with the goal of rapidly surpassing the competition as we introduce our new family of communications technologies," stated David F. Levy, Chief Executive Officer of iTalk Inc. "To accomplish this goal, the Experience Advertising team will implement their proven strategies designed to maximize iTalk's digital marketing presence across various traffic channels, as well as working to increase our on-site customer conversion rate. By leveraging their 15 years of online marketing experience, we can accelerate the growth of iTalk's online revenue streams and maximize our potential ROI."

Mr. Evan Weber, CEO of Experience Advertising, Inc., added, "We are delighted to include the iTalk.com brand to the growing list of leading retailers who are utilizing the Experience Advertising team to developed online marketing channels that effectively augment their online sales efforts. We have no doubt that our extensive experience will be an asset to iTalk's overall plan to build their brand, acquire new customers, and improve their overall e-commerce business performance."

ABOUT EXPERIENCE ADVERTISING

Experience Advertising, Inc. was launched in March of 2007 to assist e-commerce companies with their affiliate marketing and other online marketing channels. Our staff has a wealth of experience in the online space having been involved in the online marketing industry and marketing websites since 1997. We believe in a truly hands-on, personalized approach to affiliate management. For more information about Experience Advertising, visit http://experienceadvertising.com /about/

ABOUT ITALK

At iTalk, we are a mobile communications company using innovative and disruptive technologies to offer consumers a high quality cellular alternative while severely undercutting all major national carriers. Our lead product is the iTalk Sleeve, which when combined with an iPod Touch, our iTalk mobile app, and our aggressive pricing plans, provides consumers with a No Contract, High Voice Quality, and Lowest Price in the industry alternative to traditional cellular coverage. We will continue to search out and develop innovate products and services that will reduce consumers monthly voice and data charges while providing them with additional functionality. Through our access to an extensive network, we are able to offer nationwide voice and data coverage to 280 million people in more than 12,900 cities.

FOR FURTHER INFORMATION REGARDING ITALK INC., CONTACT:

ITALK INC. - INVESTOR RELATIONS DEPT.
(888) 663-9925 (Toll-free)
E-mail: investor@italkmobility.com
Website: www.italkmobility.com

DISCLAIMER/SAFE HARBOR: Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic.